UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 28, 2012

RealNetworks, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	0-23137	91-1628146
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2601 Elliott Avenue, Suite 1000, Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 674-2700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 28, 2012, RealNetworks Inc. ("RealNetworks" or the "Company") eliminated approximately 80 positions worldwide, or approximately 7% of its worldwide employee base, in furtherance of its previously announced plans to reduce operating expenses. The Company expects to record between approximately $2.0 million and $2.5 million in charges associated with this reduction in force in the quarter ending September 30, 2012. RealNetworks also notified approximately 80 additional employees that it expects to eliminate their positions over the next seven months, unless the Company is able to place the employees in other internal positions.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS: This report contains forward-looking statements that involve risks and uncertainties, including statements regarding RealNetworks’ current expectations regarding reductions in force and the amount of the charges associated with these actions. Actual results may differ materially from the results predicted. More information about risk factors that could affect RealNetworks’ business and financial results are included in RealNetworks' annual report on Form 10-K for the most recent year ended December 31, its quarterly reports on Form 10-Q and in other reports and documents filed by RealNetworks from time to time with the Securities and Exchange Commission. All forward looking statements include the assumptions that underlie such statements and are based on management’s estimates, projections and assumptions as of the date hereof. Real assumes no obligation to update any such forward looking statements or information.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RealNetworks, Inc.

August 28, 2012	By:	/s/ Tim Wan

Name: Tim Wan
Title: Chief Financial Officer and Treasurer